EXHIBIT 99.1

PERRY COUNTY COAL LLC

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018 and 2017

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PERRY COUNTY COAL LLC

CONTENTS

CONSOLIDATED FINANCIAL STATEMENTS

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Report of Independent Auditors

Member

Perry County Coal LLC

Hazard, KY

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Perry County Coal LLC (the Company) which comprise the consolidated balance sheets as of December 31, 2018 and 2017, the related consolidated statements of operations, changes in member’s deficit and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Perry County Coal LLC as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter - Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a working capital deficit at December 31, 2018. Further, subsequent to year end, the Company filed for chapter 11 bankruptcy protection in June 2019 and sold most of its assets in September 2019. The foregoing matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Dean Dorton Allen Ford, PLLC

Lexington, Kentucky

December 9, 2019

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PERRY COUNTY COAL LLC

CONSOLIDATED BALANCE SHEETS

	December 31,
	2018	2017

ASSETS

CURRENT ASSETS
Cash	$57,944	$507,982
Accounts receivable	299,622	5,755,446
Inventory	9,587,161	5,183,343
Other current assets	1,189,056	1,549,275
Total Current Assets	11,133,783	12,996,046

PROPERTY, PLANT AND EQUIPMENT
Coal related property, plant and equipment	8,776,586	7,730,351
Mine development	395,037	257,267
Construction in progress	1,700,140	-
Less accumulated depreciation	(3,596,287)	(2,418,143)
Total Property, Plant and Equipment, net	7,275,476	5,569,475

OTHER ASSETS
Prepaid royalties, net	6,538,774	6,062,604

TOTAL ASSETS	$24,948,033	$24,628,125

LIABILITIES AND MEMBER'S DEFICIT

CURRENT LIABILITIES
Accounts payable	$11,509,757	$8,921,952
Accrued expenses	3,089,928	2,969,716
Due to affiliates, net	947,680	735,693
Deferred revenue	660,800	-
Accrued black lung and workers compensation – current	1,962,623	2,243,975
Total Current Liabilities	18,170,788	14,871,336

OTHER LIABILITIES
Reclamation liability	2,704,877	2,004,434
Accrued black lung and workers compensation, net of current	16,057,133	17,264,195
Total Other Liabilities	18,762,010	19,268,629

Total Liabilities	36,932,798	34,139,965

MEMBER'S DEFICIT

Total Member's Deficit	(11,984,765)	(9,511,840)

TOTAL LIABILITIES AND MEMBER'S DEFICIT	$24,948,033	$24,628,125

The accompanying footnotes are integral to the consolidated financial statements

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PERRY COUNTY COAL LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years ended December 31,
	2018	2017

Coal Sales	$51,573,462	$78,755,099
Other revenue	166,869	107,174

Total Revenue	51,740,331	78,862,273

Cost of coal sales and other revenue	59,285,166	76,711,209
Reclamation accretion expense	200,443	193,152
Black lung and workers compensation accretion expense	743,242	778,545
Depreciation	1,178,144	1,078,564
General and administrative	3,278,237	3,417,728
Valuation charges	1,339,869	1,305,386

Total Expenses from Operations	66,025,101	83,484,584

Net loss from Operations	(14,284,770)	(4,622,311)

Interest expense	4,347,560	2,999,301

Net Loss	$(18,632,330)	$(7,621,612)

The accompanying footnotes are integral to the consolidated financial statements

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PERRY COUNTY COAL LLC

CONSOLIDATED STATEMENTS OF MEMBER'S DEFICIT

Member's Deficit
Balance January 1, 2017	$(8,265,996)

Net transfer from member	6,375,768

Net loss	(7,621,612)

Balance December 31, 2017	$(9,511,840)

Member's Deficit
Balance January 1, 2018	$(9,511,840)

Net transfer from member	16,159,405

Net loss	(18,632,330)

Balance December 31, 2018	$(11,984,765)

The accompanying footnotes are integral to the consolidated financial statements

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PERRY COUNTY COAL LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2018	2017
Cash Flows from Operating activities:
Net loss	$(18,632,330)	$(7,621,612)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation	1,178,144	1,078,564
Reclamation accretion expense	200,443	193,152
Black lung and workers compensation accretion expense	743,242	778,545
Valuation charges	1,339,869	1,305,386
Change in current assets and liabilities:

Accounts receivable	5,455,824	1,416,058
Other assets	360,219	(48,034)
Prepaid royalties, net	(476,170)	882,471
Coal inventory	(5,687,807)	(1,755,727)
Supply inventory	444,120	447,775
Accounts payable	2,587,805	(257,734)
Deferred revenue	660,800	-
Due to affiliates, net	211,987	488,684
Accrued expenses and other liabilities	120,212	(68,313)
Other long-term liabilities	(2,231,656)	(3,220,211)
Cash used in operating activities	(13,725,298)	(6,380,996)

Cash Flows from Investing activities:

Capital expenditures	(2,884,145)	(73,842)
Cash used in investing activities	(2,884,145)	(73,842)

Cash Flows from Financing activities:

Net transfers from member	16,159,405	6,375,768
Cash provided by financing activities	16,159,405	6,375,768

Increase(decrease) in cash	(450,038)	(79,070)

Cash, beginning of year	507,982	587,052

Cash, end of year	$57,944	$507,982

The accompanying footnotes are integral to the consolidated financial statements

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PERRY COUNTY COAL LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018 and 2017

NOTE 1 – DESCRIPTION OF THE ORGANIZATION AND BASIS OF PRESENTATION

Perry County Coal LLC (PCC or the Company) was originally formed in 1996 as Perry County Coal Corporation and was converted to Perry County Coal LLC in November 2014 as a Kentucky Limited Liability Company for the purpose of extracting and processing coal in Perry County, Kentucky.

The Company was wholly owned by Cambrian Holding Company, Inc. (Cambrian) during 2018 and 2017 through Cambrian’s subsidiary, PLM Holdings Company LLC.

As a result of significant subsequent events as discussed below and in Note 11, the Company has effectively ceased its ongoing business operations.

Basis of Presentation and Consolidation:

The consolidated financial statements presented include the financial results of the Company and its wholly owned subsidiary, Ray Coal, LLC (Ray) and Ray's wholly owned subsidiary, Whitaker Coal LLC (Whitaker), and do not reflect the financial results of Cambrian; however, certain member allocations are included. The mining permits and leases in Perry County, Kentucky that relate to Bear Branch Coal LLC (Bear Branch), a wholly owned subsidiary of Cambrian, have also been included in the consolidated financial statements. Management does not maintain separate accounting records for Bear Branch as all associated transactions and balances are captured in the PCC accounting records. All significant intercompany accounts and transactions have been eliminated.

The accompanying consolidated financial statements include transactions and balances with the member and entities wholly or partially owned by Cambrian. Because of the pervasive nature of related party transactions, the accompanying consolidated financial statements may not be indicative of the conditions that would have existed or the results of operations that would have occurred if the Company had operated without such related parties.

The Company has historically operated as part of Cambrian and not as a standalone company.  All revenues and costs as well as assets and liabilities directly associated with the business activity of the Company are included in the consolidated financial statements. The consolidated financial statements also include allocations of certain general, administrative, sales, marketing and interest expenses from Cambrian. However, amounts recognized by the Company are not necessarily representative of the amounts that would have been reflected in the consolidated financial statements had the Company operated independently of Cambrian.

As part of Cambrian, the Company was dependent upon Cambrian for all of its working capital and financing requirements as Cambrian used a centralized approach to cash management and financing of its operations. Financial transactions relating to the Company are accounted for through member’s deficit. Accordingly, none of Cambrian’s cash, cash equivalents or debt at the corporate level have been assigned to the Company in the consolidated financial statements. Member’s deficit represents Cambrian’s interest in the recorded net assets of the Company. All significant transactions between the Company and Cambrian have been included in the accompanying consolidated financial statements. Transactions with Cambrian are reflected in the accompanying Statements of Member’s Deficit as “Net transfers to member” and in the accompanying Balance Sheets within member’s deficit.

The historical costs and expenses reflected in the consolidated financial statements include an allocation for certain corporate and shared service functions historically provided by Cambrian, including, but not limited to, executive oversight, accounting, treasury, tax, legal, human resources, occupancy, procurement, information technology, and other shared services. These expenses have been allocated based on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of consolidated sales, headcount, tangible assets or other measures considered to be a reasonable reflection of the historical utilization levels of these services.

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Management believes the assumptions underlying the consolidated financial statements, including the assumptions regarding the allocation of general corporate expenses from Cambrian, are reasonable. Nevertheless, the consolidated financial statements may not include all of the actual expenses that would have been incurred had the Company operated as a standalone company during the periods presented and may not reflect the results of operations, financial position and cash flows had the Company operated as a standalone company during the periods presented. Actual costs that would have been incurred if the Company had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

Going Concern: The Company has suffered recurring losses from operations, has current liabilities in excess of current assets of $1,854,527 as of December 31, 2018, has negative operating cash flow of $13,725,298 for the year ended December 31, 2018 and a member’s deficit of $11,984,765 as of December 31, 2018. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. As discussed in Note 11, subsequent to year end, the Company, including Ray, Bear Branch and Whitaker, filed for chapter 11 bankruptcy protection and sold most of its assets in September 2019. Given that the foregoing events were subject to the Bankruptcy Court approval in 2019, management determined that the presentation of the Company’s consolidated financial statements on the going concern basis as of December 31, 2018 was appropriate in these circumstances. The Company’s consolidated financial statements do not include adjustments that might result from the outcome of this uncertainty (see Note 11).

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Estimates: Management uses estimates and assumptions in preparing consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. (GAAP) Those estimates and assumptions affect the reported amounts of assets, liabilities, revenues, expenses and the disclosure of contingent assets and liabilities. Actual results could vary from those estimates.

Due to Affiliates, net: The amounts due are to the Cambrian stockholders and their related entities. The related receivables and payable have been netted due to the right of offset with the same counter group.

Accounting for Fair Value Measurements: GAAP mandates that the methodologies used to value all assets and liabilities reported at fair value be classified as Level 1, Level 2 or Level 3. Level 1 valuation uses unadjusted quoted market prices within active markets to determine the fair value of an asset or liability. Level 2 valuation uses quoted prices for similar assets or liabilities in active or inactive markets. Level 3 valuation is based primarily on unobservable inputs as there is no readily available active market data for the asset or liability that can be used in valuation. Financial related assets and liabilities are all deemed to approximate fair value due to the nearness of their terms.

Related Party Policies: Related parties are defined as either an executive, director or nominee, greater than 5% beneficial owner, or an immediate family member of any of the proceeding. Transactions with related parties are reviewed and approved by the directors of the Company, as per internal policies.

Prepaid Royalties, net: Rights to coal mineral leases are often acquired and/or maintained through advance royalty payments. Where royalty payments represent prepayments recoupable against future production, they are recorded as an asset. As mining occurs on these leases, the royalty prepayments are charged to operating expenses. The Company assesses the recoverability of royalty prepayments based on estimated future production. The Company has recorded a $3,460,882 allowance against these prepayments as of December 31, 2018 and 2017. Royalty prepayments estimated to be nonrecoverable are expensed.

Cash is maintained in bank deposit accounts which, at times, may exceed federally insured limits. To date, there have been no losses in such accounts.

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Accounts Receivable: The Company's management considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they are charged to operations when that determination is made. If amounts previously written off are collected, they will be credited to income when received.

Inventory: Coal inventories are stated at the lower of cost or net realizable value on a first-in, first-out basis. Supply inventories are stated at an average cost basis, less a reserve for obsolete and surplus items.  Due to market conditions the Company wrote down its coal inventory by approximately $840,000 and $111,000 to reflect net realizable value at December 31, 2018 and 2017, respectively.

Asset Retirement Obligations (ARO) – Reclamation: At the time they are incurred, legal obligations associated with the retirement of long-lived assets are reflected at their estimated fair value, with a corresponding increase to mine development. Obligations are typically incurred upon development of underground and surface mines, and include reclamation of support facilities, refuse areas and slurry ponds or through acquisitions. Obligations are reflected at the present value of their future cash flows. The Company reflects accretion of the obligations for the period from the date they incurred through the date they are extinguished. The asset retirement obligation assets are amortized using the units-of-production method over estimated recoverable deposits. The discount rate used is 10%. Federal and State laws require that mines be reclaimed in accordance with specific standards and approved reclamation plans, as outlined in mining permits. Activities include reclamation of pit and support acreage at surface mines, sealing portals at underground mines, and reclamation of refuse areas and slurry ponds.

The Company assesses ARO at least annually and reflect revisions for permit changes, change in our estimated reclamation costs and changes in the estimated timing of such costs.

Property, Plant and Equipment: Property, plant and equipment are recorded at cost. Interest costs applicable to major asset additions are capitalized during the construction period. Expenditures which extend the useful lives of existing plant and equipment or increase the productivity of the asset are capitalized. Costs of purchasing rights to coal deposits and developing new mines, or significantly expanding the capacity of existing mines, are capitalized. These costs are generally amortized using the units-of-production method over the estimated recoverable deposits that are associated with the property being benefited. Capitalized mineral rights are amortized on the units of-production method through Company operations or through sublease transactions (for which the Company receives royalty revenue). Plant and equipment are depreciated principally on the straight-line method over the estimated useful lives of the assets, which range from two to fifteen years. During 2018 the Company began a preparation plant upgrade project and capitalized expenditures of approximately $1.7 million. The Company finished the project during 2019 and placed it in service. The Company did not have any significant open purchase commitments on the project at December 31, 2018.

Exploration Costs: Costs related to locating coal deposits and determining the economic mineability of such deposits are expensed as incurred.

Asset Impairment: If facts and circumstances suggest that a long-lived asset may be impaired, the carrying value is reviewed. If this review indicates that the value of the asset will not be recoverable, as determined based on projected undiscounted cash flows related to the asset over its remaining life, then the carrying value of the asset is reduced to its estimated fair value. The Company may, under certain circumstances, idle mining operations in response to market conditions or other factors. Because an idling is not a permanent closure, it is not considered an automatic indicator of impairment.

No impairment expense was recorded in 2018 or 2017; however, substantial impairments are expected in 2019 (see Note 11).

Income Taxes: The Company is a single member limited liability company which is disregarded for federal and state tax reporting purposes. All income tax liabilities and/or benefits of the Company are passed through to the member. As such, no recognition of federal or state income taxes for the Company or its subsidiaries that are organized as limited liability companies have been provided for in the accompanying consolidated financial statements. Any uncertain tax position taken by the member is not an uncertain position of the Company.

Revenue Recognition: Coal sales revenues include sales to customers of coal produced at Company operations and coal purchased from other companies. The Company recognizes revenue from coal sales at the time title passes to the customer. Excise taxes, severance taxes, and reclamation (black lung) taxes are not included in revenue.

Freight and handling costs paid directly to third-party carriers and invoiced to coal customers are recorded as freight and handling costs and freight and handling revenues, respectively. The costs associated with freight and handling were $1,696,836 and $8,773,821 in 2018 and 2017, respectively. These costs are reflected in operations on the consolidated statements of operations in accordance with the guidelines set forth in the accounting guidance related to accounting for freight and handling fees and costs.

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New Accounting Pronouncements:  Management has determined that the impact of the following recent Financial Accounting Standards Board (FASB) pronouncements will not have a material impact on the consolidated financial statements.

•

ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Topic 606 supersedes the revenue recognition requirements in Topic 605 and requires entities to recognize revenues when control of the promised goods or services is transferred to customers at an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The Company’s primary source of revenue is from the sale of coal through both short-term and long-term contracts with utilities, industrial customers and steel producers whereby revenue is currently recognized when risk of loss has passed to the customer. The Company adopted ASU 2014-09 effective January 1, 2019 using the modified retrospective method, and has concluded that the adoption of this standard did not have a material impact on the Company’s financial position and results of operations.

•

ASU 2016-02, Leases, effective for years beginning after December 15, 2020. The Company does not expect that the adoption of this standard have a material impact on the Company’s financial position and results of operations.

•

ASU 2017-01, Business Combinations. The Company adopted this standard on January 1, 2019 and has concluded that the adoption of this standard did not have a material impact on the Company’s financial position and results of operations.

Subsequent Events: Management evaluated the period from December 31, 2018 to December 9, 2019, the date for which the consolidated financial statements were available to be issued.

NOTE 3 – INVENTORY

Inventories consist of the following as of December 31, 2018 and 2017

	2018	2017
Coal	$7,769,639	$2,921,701
Parts and supplies	1,817,522	2,261,642
Total	$9,587,161	$5,183,343

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NOTE 4 - Asset Retirement Obligations (ARO) – Reclamation

The table below reflects the changes to ARO:

Balance, January 1, 2017	$1,931,717
Accretion	193,152
Recosting adjustment	(120,435)
Balance, December 31, 2017	2,004,434
Accretion	200,443
Recosting adjustment	500,000
Balance, December 31, 2018	$2,704,877

Note 5 - Workers' Compensation and Black Lung Obligations

Certain mine operating entities are liable under state statutes and the Federal Coal Mine Health and Safety Act of 1969, as amended, to pay pneumoconiosis, or black lung, benefits to eligible employees and former employees and their dependents.  In addition, the Company is liable for workers’ compensation benefits for traumatic injuries.  Both black lung and traumatic claims are covered through insurance programs. The Company provides income replacement and medical treatment for work-related traumatic injury claims as required by applicable state laws.  Workers’ compensation laws also compensate survivors of workers who suffer employment related deaths.  The liability for traumatic injury claims is the estimated present value of current workers’ compensation benefits.

Prior to Cambrian, the Company through its parent company was self-insured for workers compensation and black lung benefits. Cambrian assumed these obligations in September 2015 and last used an actuary to calculate the workers compensation and black lung obligations at December 31, 2016. The actuarial calculation was done at the Cambrian level. The actuarial calculations were based on a blend of actuarial projection methods and numerous assumptions including claim development patterns, mortality, medical costs and interest rates. The discount rate used to calculate the estimated present value of future obligations for black lung was 4.10% at December 31, 2016. The discount rate used for workers’ compensation was 3.44% at December 31, 2016. The Company has recorded an allocation of the Cambrian level obligations in the accompanying consolidated balance sheets. The allocation was done based on the trend of payments made and number of claims. The Company has progressed the obligations from December 31, 2016 through December 31, 2018 based on the following factors: payments, interest accretion, industry data, the Company's claims history and trend analysis of applicable liabilities for publicly traded coal companies.

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The Company after September 2015 has benefit from a full cost insurance plan to cover workers compensation and black lung disability benefits. The Company has historically been able to obtain such full cost insurance policies with a reasonable deductible through Cambrian.  These policies are renewed on an annual basis, so there is no guarantee that these policies will always be available.  The policy at December 31, 2017 covered the period from October 25, 2017 to October 25, 2018.  The policy was subsequently renewed through October 25, 2019.  The Company’s policy is not to accrue the service period for workers compensation and black lung.  Workers compensation obligation qualify as an event-driven obligation which is covered by the Company’s insurance plan at the time of the injury.  Black lung reflects a service-driven obligation; however, the Company’s policy is not to accrue this obligation based on service due to the existing and expected full cost insurance plan in place.  If in the future an appropriate insurance plan is not available or if the Company converts to a self-insurance plan, the Company will record an active service black lung obligation.  This potential triggering event will materially impact the net financial position of the Company.

The following table presents the obligations from December 31, 2016 through December 31, 2018:

	Workers	Black
	Compensation	Lung	Total
December 31, 2016	$10,225,813	$10,409,201	$20,635,014

Adjustment	-	1,194,386	1,194,386
Payments	(2,003,227)	(1,096,548)	(3,099,775)
Accretion	351,768	426,777	778,545
December 31, 2017	8,574,354	10,933,816	19,508,170

Payments	(1,456,332)	(775,324)	(2,231,656)
Accretion	294,968	448,274	743,242
December 31, 2018	$7,412,990	$10,606,766	$18,019,756

The current and long-term portions are as follows at December 31, 2018 and 2017:

Current	$1,962,623	$2,243,975
Long-Term	16,057,133	17,264,195
Total	$18,019,756	$19,508,170

During 2017, management adjusted the black lung obligation by approximately $1,200,000 based on updated claims history.

NOTE 6 – Commitments and Contingencies

Legal Matters

In the course of normal operations, the Company is involved in various claims and litigation that management intends to defend.  The range of loss, if any, from potential claims cannot be reasonably estimated.  However, management believes the ultimate resolution of matters will not have a material adverse impact on the Company’s business or financial position.

Self-Insurance Plan

Cambrian maintains a self-insured plan which provides medical and prescription drug coverage to its employees and their dependents. The plan limits losses through the use of stop-loss coverage purchased from reinsurers. Specific individual losses for claims are limited to $185,000. The aggregate annual loss limitation for Cambrian is approximately $13,800,000. The Company benefits from this program.

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Guarantee of Cambrian Debt

The Company has pledged the majority of its assets and served as a guarantor through cross-collateralization agreements with indebtedness of its owner, Cambrian. No action has been taken against any of the Company’s assets and as of September 27, 2019, the assets were released from any guarantee or encumbrance. No obligations have been reflected in the accompanying consolidated financial statements for this guarantee.

As of December 31, 2018, the guaranteed debt balances were in excess of $100,000,000 and deemed in default.

Performance Bonds

As of December 31, 2018, the Company had outstanding performance bonds through Bear Branch and Whitaker of approximately $10,000,000 to secure mainly reclamation performance commitments.

NOTE 7 – EMPLOYEE BENEFIT PLAN

Employees of the Company were eligible to participate in a defined contribution plan sponsored by Cambrian. The plan covers substantially all employees who attained age 18. The plan was a Safe Harbor Plan in which the Company contributes a match of up to 4% of earnings for both salaried and hourly employees. Company expense under this plan for the years ended December 31, 2018 and 2017 was $353,855 and $309,281, respectively.

NOTE 8 – MAJOR CUSTOMERS

For the year ended December 31, 2018, the Company's top four customers accounted for 76% of total revenues. These customers comprised 21% of total accounts receivable as of December 31, 2018.

For the year ended December 31, 2017, the Company's top five customers accounted for 89% of total revenues. These customers comprised 82% of total accounts receivable as of December 31, 2017

NOTE 9 – RELATED PARTIES

The Company had additional transactions with entities owned or controlled by Cambrian stockholders. Such transactions and balances as of and for the years ended December 31, 2018 and 2017 are as follows:

	2018	2017
Consolidated Balance Sheets

Accounts receivable	$545,504	$30,769
Accounts payable	(1,493,184)	(766,462)
Net due to affiliates	$(947,680)	$(735,693)

Consolidated Statements of Operations

Purchased coal expense	$935,219	$672,058
Equipment lease expense	704,667	440,667
General and administrative allocation (Note 1)	1,504,200	1,730,700
Interest expense allocation (Note 1)	4,347,560	2,999,301

The interest expense and general and administrative allocations are all reflected as part of cash used in operating activities in the accompanying consolidated statements of cash flows.

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NOTE 10 – VALUATION CHARGES

For the years ending December 31, 2018 and 2017, the Company incurred the following valuation charges:

Description	2018	2017

Coal inventory net realizable value write-down (Note 2)	$839,869	$111,000
Reclamation valuation adjustment (Note 4)	500,000	-
Black lung valuation adjustment (Note 5)	-	1,194,386
Total	$1,339,869	$1,305,386

NOTE 11 - SUBSEQUENT EVENTS

On June 15, 2019 (the petition date), Cambrian and 18 affiliates including PCC, Ray, Bear Branch and Whitaker filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Kentucky. The sale of most of the Company assets was consummated to an unrelated party on September 27, 2019.

As these events did not exist as of December 31, 2018, they are considered nonrecognized subsequent events per Accounting Standards Codification 855 Subsequent Events. These events resulted in changes in the fair value of certain assets after the balance sheet date and before the consolidated financial statements were available to be issued. Management expects material valuation reductions in 2019 to certain assets as presented in the accompanying consolidated balance sheets at December 31, 2018; however, management is not able to reasonably quantify the impairments due to the timing of the sale and continued efforts to determine which assets and liabilities were exchanged. For accounting purposes the sale will not be recognized until the proper regulatory transfer of all mining permits and reclamation bonds.

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